EXHIBIT 10.1




                           VION PHARMACEUTICALS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------
                  UNDER THE SENIOR EXECUTIVE STOCK OPTION PLAN
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         Vion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby grants as of the 11th day of January 1999, to Alan Kessman (the "Optionee"), a non-qualified stock option to purchase 700,000 shares (the "Option Shares") of its Common Stock, $0.01 par value (the "Common Stock"), at the price of $5.775 per share, on the following terms and conditions:

         1. Grant Under Senior Executive Stock Option Plan. This option is granted pursuant to and is governed by the Company's Senior Executive Stock Option Plan (the "Plan"), which is attached hereto as Exhibit A and incorporated herein by reference. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

         2. Grant as Non-Qualified Stock Option; Other Options. This option shall be treated for Federal income tax purposes as a non-qualified stock option, and the Board of Directors will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

         3. Vesting. If the Optionee has continued to serve the Company in the capacity of an employee or officer, or with the approval of the Board of Directors, as a consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the Optionee may exercise this option for the percentage of Option Shares set opposite the applicable date on or after such date:

                               July 11, 2000 - 25%
                               July 11, 2001 - 50%
                               July 11, 2002 - 75%
                               July 11, 2003 - 100%;

provided, that the option may be exercised in full at any time upon a "Change in Control" (as defined below).

         While the Optionee continues to maintain a Business Relationship with the Company this option may be exercised up to and including the date which is ten (10) years from the date this

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option is granted. All of the foregoing rights are subject to Article 10 of the
Plan, if the Optionee ceases to maintain a Business Relationship with the Company or dies or becomes disabled while involved in a Business Relationship with the Company.

A "Change in Control" of the Company shall be deemed to have occurred if:

                  (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as modified and used in Sections 13(d) and 14(d) of the Exchange
         Act) other than (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation, owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Company's Board of Directors;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
         (B) merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

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                  (iv) the stockholders of the Company approve a plan of
         complete liquidation of the Company or an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets.

         4. Partial Exercise. Exercise of this option up to the extent vested as stated above may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the proceeding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

         5. Payment of Price. The option price is payable in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price. The Board of Directors, in its sole discretion, may permit the option price to be paid by delivery of shares of the Company's Common Stock having an aggregate fair market value (as determined in accordance with the Plan) equal as of the date of exercise to the option price. The Board of Directors, in its sole discretion, may permit the option price to be paid by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest Applicable Federal Rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing equal in amount to the option price.

         6. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, or such other documents as is necessary to effect payment of the exercise price as set forth herein and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to the terms hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

         7. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

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         8. No Obligation to Continue Business Relationship. The Company is not
by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee, nor is the Optionee required to maintain a Business Relationship with the Company.

         9. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

         10. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

         11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware without giving effect to its conflicts of laws principles.

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         IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                            VION PHARMACEUTICALS, INC.



                                            By:/s/ Alan Kessman
                                               ---------------------------
                                            Name: Alan Kessman
                                    `       Title: Chief Executive Officer


                                            OPTIONEE:



                                            /s/ Alan Kessman
                                            ---------------------------
                                            Name: Alan Kessman

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